23.2   Consent of Michael T. Studer, CPA P.C., Independent Auditor

Michael T. Studer, CPA P.C.,
18 East Sunrise Highway, Suite 311
Freeport New York,
(516) 378-1000

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form S-8 of our report dated January 14, 2008, with respect to the audit of the financial statements of XIOM Corp. for the fiscal year ended September 30, 2007. We also consent to the reference of our firm under “Experts” in the prospectus.

/s/ Michael T. Studer, CPA P.C.
Michael T. Studer, CPA P.C.

November 10, 2008